                                    AMERICAN SKANDIA INVESTMENT SERVICES, INCORPORATED
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                                                      CODE OF ETHICS
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         WHEREAS,  AMERICAN SKANDIA INVESTMENT SERVICES,  INCORPORATED  ("ASISI") is a registered  investment advisor under the Investment Advisers Act of 1940, as amended; and

         WHEREAS,  Rule 17j-1 under the Investment  Company Act of 1940, as amended ("ICA") requires the investment advisor of a registered investment company to adopt a Code of Ethics; and

         WHEREAS,  various sub-advisers,  rather than ASISI, make portfolio management decisions with respect to investment companies for which ASISI serves as Investment Manager,  and employees,  officers,  and directors of ASISI generally do not learn of such decisions before the execution of transactions effecting those decisions;

         NOW, THEREFORE, ASISI hereby adopts the following Code of Ethics, as amended, on this 12th day of May, 2000.

                                                        DEFINITIONS
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         For the purposes of this Code of Ethics the following terms shall have the meanings set forth below:

         (a)      "Access  Person" means any director,  officer,  or advisory  person of ASISI.  The president of ASISI, or
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his or her designate,  will maintain a list of all Access Persons,  and will notify each access person in writing that such person is an access  person.  Once a person has been so  identified  he or she shall  continue to be an Access Person until otherwise notified in writing by the president,  or his or her designate,  provided,  however,  if such person is an Access
Person  solely  because he or she is a director of ASISI,  such person shall cease to be an Access  Person at the time such person ceases to be a director.  Each Access Person shall receive a copy of this Code.

         (b)      "Advisory Person" means
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                  (i)      any  director,  officer or  employee of ASISI (or of any entity in a control  relationship  with
ASISI as defined in (d) hereof) who, in connection with his or her regular  functions or duties,  makes,  participates  in, or obtains  information  (other than  publicly  available  information)  regarding the purchase or sale of a security for a investment  company  registered  under the ICA for which ASISI serves as investment  adviser ("Client  Company"),  or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                  (ii)     any  natural  person  who  controls  ASISI and who  obtains  information  (other  than  publicly available  information)  concerning  recommendations  made to a Client  Company  with  regard to the  purchase or sale of a security.

         (c)      "Beneficial  ownership  of a security" by any person  includes  securities  held by: (a) a spouse,  minor
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children or relatives who share the same home with such person;  (b) an estate for such person's  benefit;  (c) a trust, of which (i) such person is a trustee or such person or members of such person's  immediate  family have a vested  interest in the income or corpus of the trust,  or (ii) such  person  owns a vested  beneficial  interest,  or (iii) such person is the settlor and such person has the power to revoke the trust without the consent of all the  beneficiaries;  (d) a partnership in which such person is a partner;  (e) a corporation  (other than with respect to treasury  shares of the  corporation) of which  such  person is an  officer,  director  or 10%  stockholder;  (f) any  other  person  if,  by  reason  of  contract, understanding,  relationship,  agreement  or other  arrangement,  such  person  obtains  therefrom  benefits  substantially equivalent to those of ownership;  or (g) such person's spouse or minor children or any other person,  if, even though such person does not obtain  therefrom  the  above-mentioned  benefits  of  ownership,  such person can vest or revest  title in himself at once or at some  future  time.  A  beneficial  owner of a security  also  includes  any person who  directly  or indirectly,  through any  contract,  arrangement,  understanding,  relationship  or  otherwise,  has or shares voting power and/or  investment  power with respect to such  security.  Voting power includes the power to vote, or direct the voting of such  security,  and investment  power includes the power to dispose,  or to direct the  disposition,  of such security.  A person is the beneficial  owner of a security if he has the right to acquire  beneficial  ownership of such security at any time within sixty (60) days.

         (d)      "Control"  means the power to  exercise a  controlling  influence  over the  management  or policies of a
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corporation.  Any person who owns beneficially,  either directly or through one or more controlled corporations,  more than
25% of the voting securities of a corporation shall be presumed to control such corporation.

         (e)      "Covered  Security" means any note, stock,  treasury stock,  bond,  debenture,  evidence of indebtedness,
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certificate of interest or participation in any profit-sharing agreement,  collateral-trust  certificate,  pre-organization certificate or subscription,  transferable share,  investment contract,  voting-trust  certificate,  certificate of deposit for a security,  fractional  undivided interest in oil, gas, or other mineral rights, any put, call,  straddle,  option, or privilege on any security  (including  a  certificate  of deposit) or on any group or index of  securities  (including  any interest  therein or based on the value  thereof),  or any put,  call,  straddle,  option,  or privilege  entered into on a national securities exchange relating to foreign currency,  or, in general,  any interest or instrument commonly known as a
"security",  or any  certificate  of interest or  participation  in,  temporary or interim  certificate  for,  receipt for, guarantee  of, or warrant or right to subscribe to or purchase,  any of the  foregoing;  provided,  however,  that "Covered
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Security"  shall  not  mean  securities  issued  by the  Government  of  the  United  States,  bankers'  acceptances,  bank certificates of deposit,  commercial paper, high quality  short-term debt instruments  (including  repurchase  agreements), and shares of registered open-end investment companies.

                           (f)      "Investment  Personnel"  means an  employee  of ASISI  (or of any  entity  in a control
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                  relationship  with ASISI as defined in (d) hereof) who in  connection  with his or her regular  functions and duties, makes or participates in making recommendations  regarding the purchase or sale of securities by the Client Company;  and any natural person who controls ASISI and who obtains information  concerning recommendations regarding the purchase or sale of securities by the Client Company.

(g)      "Initial  Public  Offering"  means  an  offering  of  securities  registered  under  the  Securities  Act of  1933
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("Securities  Act"),  the  issuer  of  which,  immediately  before  the  registration,  was not  subject  to the  reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act").

         (h)      "Limited  Offering" is an offering that is exempt from registration  under the Securities Act pursuant to
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Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

         (i)      "Purchase  or sale of a covered  security"  includes  the  writing  of an option  to  purchase  or sell a
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security.

         (j)      "Security held or to be acquired" by a client means any Covered  Security  which,  within the most recent
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fifteen  (15) days,  (i) is or has been held by a Client  Company,  or (ii) is being or has been  considered  by ASISI or a
Client Company for purchase by such company.

I.       COMPLIANCE WITH GOVERNING LAWS, REGULATIONS AND      PROCEDURES
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         All directors,  officers or employees of ASISI shall have and maintain knowledge of and shall comply strictly with all  applicable  Federal  and state  laws and all rules  and  regulations  of any  governmental  agency or  self-regulatory organization governing his or her activities.

         Each  director,  officer  or  employee  will be  given a copy of the  Code  of  Ethics  at the  time of his or her employment.

         Each  director,  officer and employee shall comply with all laws and  regulations  relating to the use of material non-public  information.  Trading on "inside  information" of any sort, or passing on such  information or  recommendations based on such information,  whether obtained in the course of research activities, through a client relationship,  contract owner relationship, broker relationship, investment advisor relationship or otherwise, is strictly prohibited.

         All  directors,  officers or employees of ASISI shall comply  strictly  with  procedures  established  by ASISI to ensure  compliance  with  applicable  Federal  and  state  laws  and  regulations  adopted  by  governmental  agencies  and self-regulatory  organizations.  The  directors,  officers or employees  shall not knowingly  participate  in,  assist,  or condone any acts in violation of any statute or regulation  governing  securities matters,  nor any act which would violate any provision of this Code of Ethics, or any rules adopted thereunder.

         Each director,  officer or employee having supervisory  responsibility shall exercise reasonable  supervision over employees  subject to his or her control,  with a view to preventing  any violation by such persons of applicable  statutes or regulations, ASISI's procedures or the provisions of the Code of Ethics.

         Any  director,  officer or  employee  encountering  evidence  that acts in  violation  of  applicable  statutes or regulations  or  provisions  of the Code of Ethics have  occurred  shall report such  evidence to the Board of Directors of
ASISI, or to a person or persons designated by its Board of Directors.

II.      CONFIDENTIALITY OF TRANSACTIONS
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         Information  relating to the portfolio of a company for which ASISI is the investment advisor,  including research and  statistical  studies,  is  confidential  until publicly  available.  Whenever  statistical  information or research is supplied to or requested by a company for which ASISI is the investment  advisor,  such  information  must not be disclosed to any persons  other than persons  designated  by the  President or the Board of Trustees of the Client  Company.  If such company is considering a particular  purchase or sale of a security for such company,  this must not be disclosed except to such duly authorized persons.

         Any officer or employee  authorized  to place  orders for the  purchase  or sale of  securities  on behalf of such company  shall take all steps  reasonably  necessary  to provide  that all  brokerage  orders for the  purchase and sale of securities  for the account of such company will be so executed as to ensure that the nature of the  transactions  shall be kept  confidential  until the  information is reported to the Securities  and Exchange  Commission or the Client  Company's
shareholders in the normal course of business.

         If any director,  officer or employee of ASISI or Access Person should obtain  information  concerning  the Client
Company's  portfolios  (including,  the  consideration  by ASISI of acquiring,  or recommending any security for the Client
Company's  portfolio),  whether  in the  course of such  person's  duties or  otherwise,  such  person  shall  respect  the confidential  nature of this  information  and shall not divulge it to anyone  unless it is properly  part of such person's services to ASISI or the Client  Company to do so, or such person is  specifically  authorized to do so by the President of one of ASISI or the Client Company,  nor shall such person  recommend to others the purchase or sale of securities based on such confidential information.

III.     ETHICAL STANDARDS
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         In making any investment recommendation or taking any investment action, each director,  officer or employee shall exercise  diligence  and  thoroughness,  and shall have a reasonable  and adequate  basis for any such  recommendations  or action.

         No director,  officer or employee shall undertake  independent practice for compensation in competition with ASISI or a Client Company.

         The directors,  officers, employees or Access Persons and their respective affiliates, shall conduct themselves in a manner  consistent  with the highest  ethical  standards.  They shall avoid any action,  whether for  personal  profit or otherwise,  that results in an actual or potential conflict of interest, or the appearance of a conflict of interest,  with
ASISI or which may be otherwise detrimental to the interests of ASISI or a Client Company.

         No officer,  director or employee shall improperly use for such person's  personal benefit any knowledge,  whether obtained  through  such  person's  relationship  with  ASISI or an  investment  company  or  otherwise,  of any  investment recommendation made or to be made or of any investment action taken or to be taken by ASISI.

         No officer,  director or employee shall disclose any non-public  information relating to the such Client Company's portfolio  or  transactions,  nor make  recommendations  to  others  based on such  non-public  information,  nor shall any officer,  director or employee  disclose any non-public  information  relating to the business or operations of such Client
Company unless properly authorized to do so.

         Any director,  officer or employee having discretion as to the selection of  broker-dealers to execute  securities transactions  for ASISI or a Client  Company  shall  select  broker-dealers  solely on the basis of the  services  provided directly or indirectly by such  broker-dealers  to ASISI or a Client  Company.  An officer or employee shall not,  directly or indirectly,  receive a fee or commission or other  compensation  or value from any source in connection with the sale or purchase of any security for such Client Company.

         In  addition,  ASISI shall take all actions  reasonably  calculated  to ensure that it engages  broker-dealers  to transact business whose partners,  officers and employees,  and their respective  affiliates,  will conduct themselves in a manner consistent with the provisions of this Section III.

         Conflicts of interest  generally result from a situation in which an individual has personal interests in a matter that is or may be  competitive  with his  responsibilities  to another  person or entity or where an individual  has or may have  competing  obligations  or  responsibilities  to two or more  persons or  entities.  In the case of the  relationship between ASISI on the one hand, and its  directors,  employees and Access Persons and their  respective  affiliates,  on the other hand,  such  conflicts may result from the purchase or sale of securities for the account of a Client Company and for the account of any  affiliated  person or from the purchase or sale for the account of a Client  Company of  securities  in which an Access  Person or employee of a Client  Company or his or her  affiliates  has an interest.  In these  cases,  all potential or actual  conflicts  must be disclosed to the Board of Directors of ASISI or the designated  compliance  officer of ASISI and the first  preference  and priority must be to avoid such conflicts of interest  wherever  possible and, where they unavoidably occur, to resolve them in a manner not disadvantageous to ASISI or a Client Company.

IV.      ACTIVITIES AND TRANSACTIONS OF ACCESS PERSONS
         ---------------------------------------------

         (a)      No Access Person shall recommend to, or cause or attempt to cause,  ASISI or a Client Company to acquire, dispose of, or hold any security  (including,  any option,  warranty or other right or interest  relating to such security)
which such Access  Person or an  affiliate of such Access  Person has direct or indirect  beneficial  ownership  unless the
Access Person shall first disclose in writing to his or her Board of Directors all facts  reasonably  necessary to identify the nature of the ownership of such Access Person or his or her affiliate in such security.

         (b)      No Access Person shall  knowingly  purchase or sell any security  which said person  intends to recommend for purchase or sale by a Client Company until a Client Company has completed all of its intended trades in said security.

         (c)      No Access  Person or  affiliate  of such Access  Person  shall engage in a purchase or sale of a security
(including,  any option, warrant or other right or interest relating to such security),  other than on behalf of ASISI or a
Client Company, held or to be acquired by ASISI or a Client Company, unless such transaction is:

                  (i)      only remotely  potentially  harmful to ASISI or a Client Company because it would be unlikely to affect trading in or the market value of the security; or

                  (ii)     non-volitional on the part of the Access Person; or

                  (iii)    clearly not related  economically to a security to be acquired,  disposed of or held by ASISI or a Client Company; or

                  (iv)     in light of all relevant facts and  circumstances,  otherwise not  disadvantageous to ASISI or a
Client Company.

         (d)      In order to ensure  compliance  with Section IV(c)  hereof,  but subject to the  exceptions  set forth in
Section IV(f) hereof,  no Access Person or affiliate of an Access Person shall knowingly  engage in a purchase or sale of a security held or to be acquired by a Client  Company  (other than on behalf of a Client  Company)  without first  obtaining the written  authorization  of the Board of Directors of ASISI or the  designated  compliance  officer.  Such  transactions shall not be  authorized by the Board of Directors of ASISI or the  designated  compliance  officer,  unless it or he shall determine,  in its or his  discretion,  that such  transactions  would be  permissible  under Section IV(c) in terms of its effect on the Client Company or are non-volitional on the part of the Access Person.

         (e)      If, in compliance  with the limitations and procedures set forth in this Section IV, any Access Person or an affiliate of such person  shall engage in a purchase or sale of a security  held or to be acquired by a Client  Company, first preference and priority must be given to any transactions  which involve a Client Company,  and a Client Company must have the  benefit of the best  price  obtainable  on  acquisition  and the best price  obtainable  on  disposition  of such securities.

         (f)      If, as a result of fiduciary  obligations  to other persons or entities,  an Access Person  believes that such person or an affiliate  of such person is unable to comply with certain  provisions  of the Code,  such Access  Person shall so advise the Board of  Directors  of ASISI or the  designated  compliance  officer in  writing,  setting  forth with reasonable  specificity  the nature of such  fiduciary  obligations  and the reasons why such Access  Person  believe  such person  is unable to  comply  with any such  provisions.  The  Board of  Directors  of ASISI or the  designated  compliance officer may, in its or his discretion,  exempt such Access Person or an affiliate of such person from any such  provisions, if it/he shall  determine  that the services of such Access  Person are  valuable to the Client  Company and the failure to grant such  exemptions is likely to cause such Access  Person to be unable to render  services to the Client  Company.  Any
Access Person  granted an exemption  (including,  an exception  for an affiliate of such person),  pursuant to this Section
IV(e) shall,  within three  business  days after  engaging in a purchase or sale of a security  held or to be acquired by a client,  furnish the Board of Directors of ASISI or the  designated  compliance  officer with a written  report  concerning such transaction, setting forth the information specified in Section VI(c) hereof.

         (g)      From time to time, directors,  officers or employees of the Client Company or ASISI may establish special or "insider"  relationships  with one or more issuers of securities (i.e., the director,  officer or employee may become an officer or director  of an issuer,  a member of a  creditors  committee  which  engages in  material  negotiations  with an issuer,  etc.). In such cases, the Board of Directors of ASISI or the designated  compliance  officer of the Client Company or ASISI may include such issues on a restricted  list  containing  the names of issuers whose  securities are not eligible for purchase or sale by the Client Company or by Access Persons.

V.       ACTIVITIES AND TRANSACTIONS OF DIRECTORS, OFFICERS OR  EMPLOYEES
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         (a)      Rule 17j-1 under the ICA imposes the following obligations:

                  (i)      No  director,  officer or  employee  shall  employ any  device,  scheme or artifice to defraud a
Client Company;

                  (ii)     No  director,  officer or  employee  shall make to a Client  Company any untrue  statement  of a material fact or omit to state to such Client Company a material fact  necessary in order to make the  statements  made, in light of the circumstances under which they are made, not misleading;

                  (iii)    No director,  officer or employee shall engage in any act,  practice or course of business which operates or would operate as a fraud or deceit upon a Client Company; or

                  (iv)     No director,  officer or employee  shall engage in any  manipulative  practice with respect to a
Client Company.

VI.      REPORTING PROCEDURES
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         (a)      Except as provided in Section VI(e) hereof,  each person shall within ten days of their  initially  being identified  as an Access  Person report to the Board of Directors of ASISI or the  designated  compliance  officer of ASISI the  information  described  in Sections  VI(d)(i)  and (ii) hereof with  respect to all Covered  Securities  in which such
Access Person had any direct or indirect  beneficial  ownership as of the date of such  identification  (whether or not any such Covered Security is a security held or to be acquired by the Client Company) ("Initial  Report");  provided,  however,
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that such  Initial  Report may contain a statement  that the report  shall not be  construed  as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         (b)      Except as provided by Section VI(e) hereof,  each Access Person shall report to the Board of Directors of
ASISI or the  designated  compliance  officer of ASISI the  information  described in Section  VI(c) hereof with respect to transactions  in any Covered  Security in which such Access  Person has, or by reason of such  transactions  acquires,  any direct or indirect  beneficial  ownership in the security (whether or not such Covered Security is a security held or to be acquired by the Client  Company);  provided,  however,  that any such report may contain a statement  that the report shall
                                   --------   -------
not be construed as an admission by the person making such report that he has any direct or indirect  beneficial  ownership in the security to which the report relates.

         (c)      Every report  required to be made  pursuant to Section VI(b) hereof shall be made not later than ten days after the end of the calendar  quarter in which the  transaction to which the report relates was effected and shall contain the following information:

                  (i)      The date of transaction,  the title and the number of shares,  and the principal  amount of each security involved;

                  (ii)     The  nature  of the  transaction  (i.e.,  purchase  sale or any  other  type of  acquisition  or
                                                              ---
disposition);

                  (iii)    The price at which the transactions was effected, and

                  (iv)     The name of the broker, dealer or bank with or through whom the transaction was effected.

(e)      Each Access Person shall report to the Board of Directors of ASISI or the designated  compliance  officer of ASISI annually the following  information,  which information must be current as of a date no more than 30 days before the report is submitted:

(iii)    The title,  number of shares and  principal  amount of each  Covered  Security in which the Access  Person had any direct or indirect beneficial ownership; and

(iv)     The name of any broker,  dealer or bank with whom the Access Person  maintains an account in which any  securities are held for the direct or indirect benefit of the Access Person.
                  (iii)    A statement that he or she (1) has reviewed and understands  the Code of Ethics,  (2) recognizes that he or she is subject  to it, and (3) if such  Access  Person was  subject to the Code of Ethics  during the past year, has complied with its requirements, including the requirements regarding reporting of personal securities transactions.

         (e)      Notwithstanding  the  provisions of Section  VI(b)  hereof,  no person shall be required to make a report with  respect  to  transactions  effected  for any  account  over which such  person  does not have any direct or  indirect influence or control.

         (f)      All Access Persons shall direct any brokerage  firm, bank or other concern at which the Access Person has a  brokerage  account  or  affiliated  brokerage  account  to supply  the  Board of  Directors  of ASISI or the  designated compliance  officer of ASISI, on a timely basis,  duplicate  copies of the  confirmation of all securities  transactions in such account and copies of all periodic  statements  for such  account.  All Access  Persons and such other  persons as the
Board of Directors  of ASISI shall  determine  shall  promptly  inform the Board of  Directors  of ASISI or the  designated compliance  officer of ASISI of any newly established  brokerage  account or affiliated  brokerage account at any brokerage firm, bank or other concern.

VII.     PRE-APPROVAL PROCEDURES
--------------------------------

a.       Except as clarified by Section  VII(c) hereof,  Investment  Personnel,  if any, must obtain prior approval  before directly or indirectly  acquiring any  beneficial  ownership in securities  (such  securities  not being limited to Covered
Securities) in an Initial Public Offering ("IPO") or a Limited Offering ("LO").

b.       All  requests  for  pre-approval  shall be  directed  to the  Board  of  Directors  of ASISI or to the  designated compliance  officer of ASISI to  determine  whether  purchasing  securities  in IPOs or LOs raise the types of conflicts of interest that Rule 17j-1 under the ICA is designed to address.  Such requests for  pre-approval  shall not be  unreasonably withheld if it is determined that no such conflicts of interest exist in connection with the purchase.

VIII.    REVIEW PROCEDURES
         -----------------

         a.       The reports  submitted by Access Persons pursuant to Sections VI(a), (b) and (d) hereof shall be reviewed by the Board of Directors of ASISI or the designated  compliance  officer of ASISI,  or such other persons or committees as shall be  designated  by the Board of  Directors of ASISI,  in order to monitor  compliance  with this Code of Ethics.  All failure to comply with this Code of Ethics shall be reported to and reviewed by the Board of Directors of ASISI.

         b.       With  respect  to any  violation  of this Code of  Ethics,  ASISI's  directors  may take any  preventive, remedial  or other  action  which it may deem  appropriate.  In  determining  whether  or not there has been,  or may be, a conflict of interest  between  ASISI and any person  subject to this Code of Ethics,  the Board of Directors of ASISI shall consider all of the relevant facts and circumstances.

IX.      SANCTIONS
         ---------

         a.       Persons  violating  the  provisions  of this Code of Ethics or any rules  thereunder  may be  subject  to sanctions,  which may include,  among other things,  restrictions  on such person's  personal  securities  transactions,  a letter of censure, or suspension or termination of the employment of such person.

         a.       If it is determined by the Board of Directors of ASISI that a violation of this Code of Ethics has occurred and that a person violating this Code of Ethics has purchased or sold a security at a more advantageous price than that obtained by a Client Company that Client Company shall be entitled to the more advantageous price.  The price adjustment paid by such person to the Client Company shall be limited to the lessor of the number of shares purchased or sold by the person or the number of shares purchased or sold by the Client Company.  If this cannot be consummated, then the Board of Directors of ASISI shall take such other course of action as it may deem appropriate.

X.       RECORDKEEPING REQUIREMENTS
         --------------------------

         This Code of Ethics,  lists all persons required to make reports  hereunder from time to time (including  separate lists of all Access Persons and Investment  Personnel,  if any), the names of persons  designated to review reports, a copy of each report made by an Access Person  hereunder,  and a record of each violation hereof and any action taken as a result of such violation shall be maintained by ASISI as required by Rule 17j-1.

XI.      BOARD OF DIRECTORS REPORT AND CERTIFICATION
         -------------------------------------------

         Periodically,  but no less frequently  than annually,  ASISI shall report in writing to the boards of directors or boards of trustees of its Client Companies on issues raised under ASISI's Code of Ethics.  Such written report shall:

         (i)      Describe  issues that arose during the previous  year under  ASISI's Code of Ethics,  including,  but not limited to,  information  about material code or procedure  violations and sanctions  imposed in response to those material violations;

         (ii)     Certify to the Client Company's board that ASISI has adopted procedures  reasonably  necessary to prevent
Access Persons from violating ASISI's Code of Ethics;

         (iii)    Provide such other information as shall be requested by the Board